EXHIBIT 99.1(3)(b)

Form of Selling Agreement Between Pacific Equities Network and Various Broker-Dealers

                               SELLING AGREEMENT

  AGREEMENT by and between PACIFIC MUTUAL LIFE INSURANCE COMPANY ("Pacific Mutual"), a California corporation; PACIFIC EQUITIES NETWORK ("PEN"), a California corporation, a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act"), and a member of the National Association of Securities Dealers, Inc. ("NASD");
_______________________________________________________________________________
_______________________________________________________________________________
("Selling Broker-Dealer"), also a broker-dealer registered under the 1934 Act and a member of the NASD; and each of the undersigned General Agents jointly and severally referred to herein as "General Agent".

                              W I T N E S S E T H:

  WHEREAS, Pacific Mutual issues certain insurance and annuity contracts listed in Schedule B (the "Contracts"), some of which are registered ("Securities Registered Contracts") under the Securities Act of 1933 (the "1933 Act");

  WHEREAS, Pacific Mutual has authorized PEN, as principal underwriter of the Contracts, to enter into agreements, subject to the consent of Pacific Mutual, with broker-dealers and general agents for the distribution of the Contracts;

  WHEREAS, PEN has agreed to secure duly qualified broker-dealers and general agents to contract with Pacific Mutual and PEN for the distribution of the Contracts, assist these broker-dealers and general agents in obtaining licenses, registrations and appointments to enable their registered representatives and sub-agents to sell the Contracts, and provide educational meetings to familiarize these broker-dealers and general agents and their registered representatives and sub-agents with the provisions and features of the Contracts; and

  WHEREAS, Selling Broker-Dealer and General Agent have been selected by PEN to distribute the Contracts and Selling Broker-Dealer and General Agent wish to participate in the distribution of the Contracts.

  NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                       I.
                                  APPOINTMENT

  Subject to the terms and conditions of this Agreement, Pacific Mutual and PEN hereby appoint Selling Broker-Dealer and General Agent for the solicitation of applications for the purchase of the Contracts.

  Selling Broker-Dealer and General Agent accept such appointment and each agrees to use its best efforts to find purchasers for the Contracts acceptable to Pacific Mutual. Selling Broker-Dealer and General Agent will seek purchasers of Securities Related Contracts only while the registration statement relating to such contracts is effective under the 1933 Act.

                                      II.
                     AUTHORITY AND DUTIES OF GENERAL AGENT

A.  LICENSING AND APPOINTMENT OF SUB-AGENTS

  General Agent is authorized to appoint sub-agents ("Sub-agents") to solicit sales of the Contracts. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Schedule A hereto in conjunction with its submission of licensing and appointment papers for all Sub-agents.

  General Agent warrants that it and all of its Sub-agents appointed pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until they are fully licensed by the proper authorities under the applicable insurance laws within the applicable jurisdictions where General Agent and Sub-agents propose to offer the Contracts, where Pacific Mutual is authorized to conduct business and where the Contracts may be lawfully sold.

  General Agent shall periodically provide Pacific Mutual with a list of all Sub-agents appointed by General Agent and the jurisdictions where such Sub-agents are licensed to solicit sales of the Contracts. Pacific Mutual shall periodically provide General Agent with a list which shows; (i) the jurisdictions where Pacific Mutual is authorized to do business; and (ii) any limitations on the availability of the Contracts in any of such jurisdictions.

  General Agent shall prepare and transmit the appropriate appointment forms to Pacific Mutual. General Agent shall pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and authorizations for Sub-agents to solicit and sell the Contracts. Pacific Mutual will pay appointment fees for General Agent and resident appointment fees for Sub-agents. Non-resident appointment fees for Sub-agents will be paid by the General Agent. All renewal appointment fees will be paid by the General Agent for Sub-agents who have generated less than $20,000 target premium within the prior 12 months. Pacific Mutual may refuse for any reason to apply for the appointment of a Sub-agent and may cancel any existing appointment at any time.

B.  REJECTION OF SUB-AGENT

  Pacific Mutual or PEN may refuse for any reason, by written notice to General Agent, to permit any Sub-agent the right to solicit applications for the sale of any of the Contracts. Upon receipt of such notice, General Agent immediately shall cause such Sub-agent to cease such solicitations of sales and cancel the appointment of any Sub-agent under this agreement.

C.  SUPERVISION OF SUB-AGENTS

  General Agent shall supervise all Sub-agents appointed pursuant to this Agreement to solicit sales of the Contracts and bear responsibility for all acts and omissions of each Sub-agent. General Agent shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. General Agent shall train and supervise its Sub-agents to ensure that purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe the purchase of the Contract is suitable for that applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a Sub-agent after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make any premium payments contemplated by the Contracts and will keep the Contract in force for a sufficient period of time so that Pacific Mutual's acquisition costs are amortized over a reasonable period of time.

  Nothing contained in this Agreement or otherwise shall be deemed to make any Sub-agent appointed by General Agent an employee or agent of Pacific Mutual or PEN. Pacific Mutual and PEN shall not have any responsibility for the training and supervision of any Sub-agent or any other employee of General Agent. If the act or omission of a Sub-agent or any other employee of General Agent is the proximate cause of claim, damage or liability (including reasonable attorneys' fees) to Pacific Mutual or PEN, General Agent shall be responsible and liable therefor.

                                      III.
                 AUTHORITY AND DUTIES OF SELLING BROKER-DEALER

  Selling Broker-Dealer agrees that it has full responsibility for the training and supervision of all persons, including Sub-agents of General Agent, associated with Selling Broker-Dealer who are engaged directly or indirectly in the offer or sale of Securities Regulated Contracts. All such persons shall be registered representatives of Selling Broker-Dealer and shall be subject to the control of Selling Broker-Dealer with respect to their securities regulated activities. Broker-Dealer shall: (i) train and supervise Sub-agents, in their capacity as registered representatives, in the sale of Securities Regulated Contracts; (ii) use its best efforts to cause such Sub-agents to qualify under applicable federal and state laws to engage in the sale of Securities Regulated Contracts; (iii) provide Pacific Mutual and PEN to their satisfaction with evidence of Sub-agents' qualifications to sell Securities Regulated Contracts;
(iv) notify Pacific Mutual if any of such Sub-agents ceases to be a registered representative of Selling Broker-Dealer; and (v) train and supervise Sub-agents to ensure compliance with applicable federal and state securities laws, rules, regulations, statements of policy thereunder and with NASD rules. Selling Broker-Dealer shall train and supervise Sub-agents to ensure that purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe the purchase of the Contract is suitable for that applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a Sub-agent after reasonable inquiry of such applicant concerning the applicant's other security holdings, financial situation and needs. Selling Broker-Dealer shall ensure that any offer of a Securities Regulated Contract made by a Sub-agent will be made by means of a currently effective prospectus.

  Pacific Mutual and PEN shall not have any responsibility for the supervision of any registered representative or any other employee or affiliate of Selling Broker-Dealer. If the act or omission of a registered representative or any other employee or affiliate of Selling Broker-Dealer is the proximate cause of any claim, damage or liability (including reasonable attorney's fees) to Pacific Mutual or PEN, Selling Broker-Dealer shall be responsible and liable therefor.

  Selling Broker-Dealer at all times shall be duly registered as a broker-dealer under the 1934 Act, a member in good standing of the NASD and duly licensed in all states and jurisdictions where required to perform pursuant to this agreement. Selling Broker-Dealer shall fully comply with the requirements of the 1934 Act and all other applicable federal or state laws and with the rules of the NASD. Selling Broker-Dealer shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Sub-agents including ensuring compliance with the prospectus delivery requirements of the 1933 Act.


                                      IV.
                            AUTHORITY AND DUTIES OF
                    GENERAL AGENT AND SELLING BROKER-DEALER

A.  CONTRACTS

  The securities and insurance regulated Contracts issued by Pacific Mutual to which this Agreement applies are listed in Schedule B, which may be amended from time to time by Pacific Mutual. Pacific Mutual, in its sole discretion, with prior or concurrent written notice to Selling Broker-Dealer and General Agent, may suspend distribution of any Contract. Pacific Mutual also has the right to amend any Contract at any time.

B.  SECURING APPLICATIONS

  Each application for a Contract shall be made on an application form provided by Pacific Mutual, and all payments collected by Selling Broker-Dealer, General Agent or any registered representative and Sub-agent shall be remitted promptly in full, together with such application form and any other required documentation, directly to Pacific Mutual at the address indicated on such application or to such other address as may be designated by Pacific Mutual. All such payments and documents shall be the property of Pacific Mutual. Selling Broker-Dealer and

General Agent shall review all such applications for completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements set forth above under Sections II.C and III. Check or money order in payment of such Contracts should be made payable to the order of "Pacific Mutual". All applications are subject to acceptance or rejection by Pacific Mutual in its sole discretion.

C.  RECEIPT OF MONEY

  All money payable in connection with any of the Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of Pacific Mutual and shall be transmitted immediately in accordance with the administrative procedures of Pacific Mutual without any deduction or offset for any reason including, but not limited to, any deduction or offset for compensation claimed by Selling Broker-Dealer or General Agent, unless there has been a prior arrangement for net wire transmissions between Pacific Mutual and Selling Broker-Dealer or General Agent.

D.  NOTICE OF SUB-AGENT'S NONCOMPLIANCE

  Selling Broker-Dealer shall immediately notify PEN and General Agent in the event a Sub-agent fails or refuses to submit to the supervision of Selling Broker-Dealer or General Agent in accordance with this Agreement, the agreement between Selling Broker-Dealer, General Agent and Sub-agent referred to in
Section IV.H, below, or otherwise fails to meet the rules and standards imposed by Selling Broker-Dealer or its registered representatives or General Agent or its Sub-agents. Selling Broker-Dealer or General Agent shall also immediately notify such Sub-agent that he or she is no longer authorized to sell the Contracts, and both Selling Broker-Dealer and General Agent shall take whatever additional action may be necessary to terminate the sale activities of such Sub-agent relating to the Contracts.

E.  SALES PROMOTION, ADVERTISING AND PROSPECTUSES

  No sales promotion materials, circulars, documents or any advertising relating to any of the Contracts shall be used by Selling Broker-Dealer, General Agent or any Sub-agents unless the specific item has been approved in writing by PEN and Pacific Mutual prior to use. Selling Broker-Dealer shall be provided, without any expense to Selling Broker-Dealer, with prospectuses relating to Securities Regulated Contracts. Selling Broker-Dealer and General Agent shall be provided with such other material as PEN determines necessary or desirable for use in connection with sales of the Contracts. Nothing in these provisions shall prohibit Selling Broker-Dealer or General Agent from advertising life insurance and annuities on a generic basis.

  Selling Broker-Dealer, General Agent and Sub-agents shall make no material representations relating to the Securities Regulated Contracts, other than those contained in the relevant registration statement, as may be amended, or in sales promotion or other materials approved by Pacific Mutual and PEN as provided in this section.

F.  CONFIDENTIALITY

  Selling Broker-Dealer and General Agent shall keep confidential all information obtained pursuant to this Agreement, including, without limitation, names of the purchasers of the Policies, and shall disclose such information, only if Pacific Mutual or PEN have authorized such disclosure in writing, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

G.  RECORDS

  Selling Broker-Dealer and General Agent shall have the responsibility for maintaining the records of its Sub-agents and representatives licensed, registered and otherwise qualified to sell the Contracts. Selling Broker-Dealer and General Agent shall maintain such other records as are required of them by applicable laws and regulations. The books, accounts and records of Selling Broker-Dealer and General Agent relating to the sale of the Contracts shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. Selling Broker-Dealer and General Agent each agree to make the books and records relating to the sale of the Contracts available to Pacific Mutual or PEN upon their written request.

H.  SUB-AGENT AGREEMENTS

  Before a Sub-agent is permitted to sell the Contracts, General Agent, Selling Broker-Dealer and Sub-agent shall have entered into a written agreement pursuant to which: (i) Sub-agent is appointed a Sub-agent of General Agent and a registered representative of Selling Broker-Dealer; (ii) Sub-agent agrees that his or her selling activities relating to Securities Regulated Contracts shall be under the supervision and control of Selling Broker-Dealer; and (iii) that Sub-agent's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.

                                       V.
                                  COMPENSATION

A.  COMMISSIONS AND FEES

  Commissions and fees payable to General Agent or any Sub-agent in connection with the Contracts shall be paid by Pacific Mutual through PEN to General Agent, or as otherwise permitted by law or regulation. General Agent shall pay Sub-agents. PEN will provide Selling Broker-Dealer and General Agent with a copy of its current Compensation Schedule(s), attached hereto as Schedule B. Unless otherwise provided in Schedule B, compensation will be paid as a percentage of premiums or purchase payments (collectively, "Payments") received in cash or other legal tender and accepted by Pacific Mutual on applications obtained by the various Sub-agents appointed by General Agent hereunder. Upon termination of this Agreement, all compensation to General Agent hereunder shall cease. However, General Agent shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination, and shall continue to be liable for any charge-backs pursuant to the provisions of said Schedule B, or for any other amount advanced by or otherwise due Pacific Mutual or PEN hereunder. Pacific Mutual reserves the right not to pay compensation on a policy or contract for which the premium is paid in whole or in part by the loan or surrender value of any other life insurance policy or annuity contract issued by Pacific Mutual.

  PEN shall deduct any chargebacks from compensation otherwise due General Agent or Selling Broker-Dealer. If any amount to be deducted exceeds compensation otherwise due, General Agent and/or Selling Broker-Dealer shall promptly pay back the amount of the excess following a written demand by PEN or Pacific Mutual. General Agent and Selling Broker-Dealer are jointly and severally liable for such chargebacks.

  Pacific Mutual reserves the right to reduce first year commissions and renewal commissions, if necessary, on any life policies sold to residents of the State of Kentucky and paid for after May 1, 1991. Such reduction shall be in an amount sufficient to cover any premium tax levied by cities and counties within the State of Kentucky which is over and above the premium tax paid by Pacific Mutual to the State of Kentucky.

  Pacific Mutual recognizes the Contract owners' right on issued Contracts to terminate Selling Broker-Dealer and/or change a Selling Broker-Dealer, provided that the Contract owner notifies PEN in writing. When a Contract owner terminates Selling Broker-Dealer, no further compensation on any payments due or received, or on any increases in face amount in the existing policy after termination, shall be payable to that Selling Broker-Dealer in accordance with Schedule B after the notice of termination is received and accepted by PEN. However, when a Contract owner designates a Selling Broker-Dealer other than the Selling Broker-Dealer of record, compensation on any payments due or received, or on any increases in face amount in the existing Contract after the change, shall be payable to the new Selling Broker-Dealer in accordance with Schedule B in effect at the time of issuance of the Contract.

  A change of Selling Broker-Dealer request shall be honored only if there exists a valid Selling Agreement between Pacific Mutual, PEN and the new Selling Broker-Dealer and (1) the Contract owner(s) requests in writing that the Sub-agent remains as representative of record, or (2) both the former and future Selling Broker-Dealers direct Pacific Mutual and PEN in a joint writing to transfer all policies and future compensation to the new Selling Broker-Dealer, or (3) the NASD approves and effects a bulk transfer of all representatives to a new Selling Broker-Dealer.

B.  TIME OF PAYMENT

  PEN will pay any commissions due General Agent at least twice monthly in accordance with Schedule B of this Agreement, as it may be amended from time to time.

C.  AMENDMENT OF SCHEDULES

  PEN may amend Schedule B upon at least ten (10) days' prior written notice to Selling Broker-Dealer and General Agent. The submission of an application for the Contracts by Selling Broker-Dealer or General Agent after the effective date of any such amendment shall constitute agreement to such amendment. Any such amendment shall apply to compensation due on applications received by Pacific Mutual after the effective date of such notice.

D.  Prohibition Against Rebates

  Pacific Mutual or PEN may terminate this Agreement if Selling Broker-Dealer, General Agent or any Sub-agent rebates, offers to rebate or withholds any part of any Payment on the Contracts. If Selling Broker-Dealer, General Agent or any Sub-agent of General Agent shall at any time induce or endeavor to induce any owner of any Contract issued hereunder to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, any and all compensation due General Agent hereunder shall cease and terminate.

E.  INDEBTEDNESS AND RIGHT OF SET OFF

  Nothing contained in this Agreement shall be construed as giving Selling Broker-Dealer or General Agent the right to incur any indebtedness on behalf of Pacific Mutual or PEN. Selling Broker-Dealer and General Agent hereby authorize PEN and Pacific Mutual to set off liabilities of Selling Broker-Dealer and General Agent to Pacific Mutual and PEN against any and all amounts otherwise payable to Selling Broker-Dealer or General Agent.


                                      VI.
                               GENERAL PROVISIONS

A.  Waiver

  Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.  LIMITATIONS

  The Selling Broker-Dealer and General Agent are independent contractors with respect to Pacific Mutual and PEN. No party other than Pacific Mutual and or PEN, as the case may be, shall have the authority to: (i) make, alter or discharge any Contract issued by Pacific Mutual; (ii) waive any forfeiture or extend the time of making any payments; (iii) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Pacific Mutual or PEN; (iv) contract for the expenditure of funds of Pacific Mutual or PEN; (v) alter the forms which PEN prescribes, or substitute other forms in place of those prescribed by PEN.

C.  FIDELITY BOND AND OTHER LIABILITY COVERAGE

  Selling Broker-Dealer and General Agent each represent that all directors, officers, agents, employees and Sub-agents who are licensed pursuant to this Agreement as Pacific Mutual agents for state insurance law purposes or who have access to funds of Pacific Mutual, including but not limited to, funds submitted with applications for the Contracts are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Selling Broker-Dealer or General Agent at their expense. Such bond shall be, at a minimum, of the form, type, and amount required under NASD Rules, endorsed to extend coverage to transactions relating to the Contracts. Pacific Mutual may require evidence, satisfactory to it, that such coverage is in force and Selling Broker-Dealer or General Agent, as the case may be, shall give prompt written notice to Pacific Mutual of any notice of cancellation of the bond or change of coverage.

  Selling Broker-Dealer and General Agent hereby assign any proceeds received from a fidelity bonding company, error and omissions or other liability coverage, to Pacific Mutual or PEN as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Selling Broker-Dealer or General Agent shall promptly pay such amounts on demand. Selling Broker-Dealer and General Agent hereby indemnify and hold harmless Pacific Mutual and PEN from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

D.  BINDING EFFECT

  This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that neither Selling Broker-Dealer nor General Agent may assign this Agreement or any rights or obligations hereunder without the prior written consent of Pacific Mutual.

E.  REGULATIONS

  All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

F.  INDEMNIFICATION

  Pacific Mutual and PEN agree to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors, agents and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Pacific Select Fund (the "Fund") filed pursuant to the 1933 Act, or any prospectus included as a part thereof, as from time to time amended and supplemented, or in any advertisement or sales literature approved in writing by Pacific Mutual and PEN pursuant to Section IV.E. of this Agreement

  Selling Broker-Dealer and General Agent agree to indemnify and hold harmless Pacific Mutual, the Fund and PEN, their officers, directors, agents and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon; (a) any oral or written misrepresentation by Selling Broker-Dealer or General Agent or their officers, directors, employees or agents unless such misrepresentation is contained in the registration statement for the Contracts or Fund shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Pacific Mutual and PEN pursuant to Section IV.E. of this Agreement, (b) the failure of Selling Broker-Dealer or General Agent or their officers, directors, employees or agents to comply with any applicable provisions of this Agreement or (c) claims by Sub-agents or employees of General Agent or Selling Broker-Dealer for payments of compensation or remuneration of any type. Selling Broker-Dealer and General Agent will reimburse Pacific Mutual or PEN or any director, officer, agent or employee of either entity for any legal or other expenses reasonably incurred by Pacific Mutual, PEN, or such officer, director, agent or employee in connection with investigating or defending any such loss, claims, damages, liability or action. This indemnity agreement will be in addition to any liability which Broker-Dealer may otherwise have.

G.  NOTICES

  All notices or communications shall be sent to the following address for Pacific Mutual or PEN, or to such other address as Pacific Mutual or PEN may request by giving written notice to the other parties:

      Pacific Mutual Life Insurance Company     Pacific Equities Network
      700 Newport Center Drive                  700 Newport Center Drive
      Newport Beach, CA 92660                   Newport Beach, CA 92660

  All notices or communications to the Selling Broker-Dealer or General Agent shall be sent to the last address known to Pacific Mutual or PEN for that party, or to such other address as Selling Broker-Dealer or General Agent may request by giving written notice to the other parties.

H.  Governing Law

  This Agreement shall be construed in accordance with and governed by the laws of California.

I.  AMENDMENT OF AGREEMENT

  PEN may amend this Agreement upon at least ten (10) days' prior written notice to Selling Broker-Dealer and General Agent. The submission of an application for the Contracts by Selling Broker-Dealer or General Agent after the effective date of any such amendment shall constitute agreement to such amendment.

  Additional General Agents may be added as parties to this Agreement at any time by a written amendment signed by Pacific Mutual, PEN, Selling Broker-Dealer and such additional General Agents. All General Agents which are parties to this Agreement at the time of such amendment hereby consent and agree in advance to the addition of such additional General Agents.

J.  GENERAL AGENT AS BROKER-DEALER

  Selling Broker-Dealer and General Agent shall not have the other entity's authority and shall not be responsible for the other entity's duties hereunder unless Selling Broker-Dealer and General Agent are the same entity. If Selling Broker-Dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Selling Broker-Dealer and General Agent and this Agreement shall be binding and enforceable by and against such person or legal entity in both capacities.

K.  COMPLAINTS AND INVESTIGATIONS

  Pacific Mutual, PEN, Selling Broker-Dealer and General Agent agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts distributed under this Agreement. Pacific Mutual, PEN, Selling Broker-Dealer and General Agent further agree to cooperate fully in any securities regulatory investigation or proceeding with respect to Pacific Mutual, PEN, Selling Broker-Dealer and General Agent, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with the Contracts distributed under this Agreement. Without limiting the foregoing:

     (a) Selling Broker-Dealer or General Agent will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Pacific Mutual or PEN with respect to Selling Broker-Dealer or General Agent or any Sub-agent or which may affect Pacific Mutual's issuance of any contracts sold under this Agreement; and

     (b) Selling Broker-Dealer and General Agent will promptly notify Pacific Mutual and PEN of any customer complaint or notice of any regulatory investigation or proceeding received by Selling Broker-Dealer, General Agent or their affiliates with respect to Selling Broker-Dealer, General Agent or any Sub-agent in connection with any Contracts distributed under this Agreement or any activity in connection with any such policies.

  In the case of a substantive customer complaint, Pacific Mutual, PEN, Selling Broker-Dealer and General Agent will cooperate in investigating such complaint and any response will be sent to the other party to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or telegraph.

L.  TERMINATION

  This Agreement may be terminated, without cause, by any party upon thirty (30) days' prior written notice. This Agreement also may be terminated, for cause, by any party immediately. This Agreement shall be terminated immediately if PEN or Selling Broker-Dealer shall cease to be a registered Broker-Dealer under the 1934 Act or a member in good standing of the NASD, or if there occurs the dissolution, bankruptcy or insolvency of Selling Broker-Dealer or General Agent. Sections VI F and K shall survive termination of this Agreement.

  Upon termination of this Agreement, Selling Broker-Dealer and General Agent shall each use their best efforts to have all property of Pacific Mutual and PEN in Selling Broker-Dealer, General Agent or Sub-agents' possession promptly returned to Pacific Mutual or PEN, as the case may be. Such property includes prospectuses, applications and other literature supplied by Pacific Mutual or PEN.



                      THIS SPACE INTENTIONALLY LEFT BLANK

M.  EXCLUSIVITY

  Selling Broker-Dealer and General Agent each agree that no territory is assigned exclusively hereunder and that Pacific Mutual and PEN reserve the right in their discretion to establish one or more agencies in any jurisdiction in which Selling Broker-Dealer and General Agent transact business hereunder.

  This Agreement shall be effective as of  __________________________________.


       PACIFIC EQUITIES NETWORK           -------------------------------------
                                                 (SELLING BROKER-DEALER)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                 (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------



 PACIFIC MUTUAL LIFE INSURANCE COMPANY    -------------------------------------
                                                     (GENERAL AGENT)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------




---------------------------------------   -------------------------------------
          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------




---------------------------------------   -------------------------------------
          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------




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          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------

Date:                                     Date:
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          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
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              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------




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          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------




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          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------




---------------------------------------   -------------------------------------
          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
   ------------------------------------      ----------------------------------
              (Signature)                                (Signature)

Title:                                    Title:
      ---------------------------------         -------------------------------
Date:                                     Date:
      ---------------------------------         -------------------------------



---------------------------------------   -------------------------------------
          (GENERAL AGENT)                            (GENERAL AGENT)

By:                                       By:
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              (Signature)                                (Signature)

Title:                                    Title:
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Date:                                     Date:
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                                       11

                                   SCHEDULE A
                                   ----------


                        GENERAL LETTER OF RECOMMENDATION


  General Agent hereby certifies to Pacific Mutual that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as Sub-agents ("applicant") submitted by General Agent. General Agent will, upon request, forward proof of compliance with same to Pacific Mutual in a timely manner.

  1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent, and qualified to act as an agent for Pacific Mutual, and to hold himself out in good faith to the general public. We vouch for each applicant.

  2. We have on file a B-300, B-301 or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

  The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license, and all the findings of all investigative information is favorable.

  3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

  4. If the applicant is required to submit his or her picture, signature, and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to Pacific Mutual are those of the applicant and the securities registration is a true copy of the original.

  5. We hereby warrant that the applicant is not applying for a license with Pacific Mutual in order to place insurance chiefly or solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

  6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

  7. We will not permit any applicant to transact insurance as an agent until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants have permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

  8. We certify that General Agent, Selling Broker-Dealer and applicant shall have entered into a written agreement pursuant to which: (i) applicant is appointed a Sub-agent of General Agent and a registered representative of Selling Broker-Dealer; (ii) applicant agrees that his or her selling activities relating to securities regulated Contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to all Contracts shall be under the supervision and control of General Agent; and
(iii) that applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.

                                  SCHEDULE B

                             COMPENSATION SCHEDULE
                           TO SELLING AGREEMENT FOR
                                PACIFIC SELECT
                        VARIABLE LIFE POLICY FORM 87-51


This Schedule to the Pacific Select Selling Agreement by and between the undersigned is entered into on the dates appearing next to their signatures below. The provisions of this schedule shall apply only to Pacific Select Flexible Premium Variable Universal Life policies solicited and issued while this schedule is in effect. All compensation payable under this schedule shall be subject to the terms and conditions contained herein when premium payments are accepted by Pacific Mutual Life Insurance Company ("PM").

1. Commission Rate: General Agent and/or Selling Broker-Dealer shall be paid a commission equal to 5% of premium received and accepted by PM on issued policies solicited by Selling Broker-Dealer.

2. Trail Commission: A trail commission of 0.20% on an annualized basis shall be computed monthly as of the end of each policy month on the policy's excess of the Accumulated Value, less any outstanding policy indebtedness, over $50,000 and payable annually on each policy anniversary date, provided the policy is in force on such date.

3. Commission Calculation: Commissions shall only be calculated on premium actually received and accepted by Pacific Mutual. Commissions shall only be paid on an earned basis.

4. Commission Payments: Compensation on initial premium shall be due to the General Agent and/or Selling Broker/Dealer at the time of the issuance of the policy and for all other premium payments at the time of the receipt and acceptance of premium by PM. After a change of Compensation Schedule or a change of Broker/Dealer compensation due on existing policies shall be payable to the General Agent and/or Selling Broker/Dealer in accordance with the Schedule B in effect at the time of solicitation of the policy. Moreover, when a Contract Owner terminates a Broker/Dealer, no further commissions or compensation due on existing policies after termination shall be payable to the General Agent and/or Selling Broker/Dealer after the notice of termination is received and accepted by PM.

     The amount, if any, and the time of payment of compensation on replacements, changes, conversions, exchanges, term renewals, premiums paid in advance, policies issued on a "guaranteed issue" basis, life policies issued over age 70, policies in excess of PM's retention or policies requiring reinsurance, and other special cases and programs shall be governed by PM's underwriting and administrative rules then in effect.

5. Commission Chargeback: In the event that a policy for which a commission has been paid is lapsed or surrendered by the Policy Owner during the first policy year, or is returned to PEN or

PM for refund of Premium within the later of 10 days after the purchaser receives it or 45 days after the application for the policy is completed, or a premium for which commission has been paid is refunded by PM PEN will require reimbursement from General Agent and/or Selling Broker-Dealer as follows:

 . 100% of the commission if the event that causes the Chargeback occurs within six months of the policy issue date; or

 . 50% of the commission if the event that causes the Chargeback occurs during the seventh through twelfth months after the policy issue date.

If the amount to be deducted exceeds compensation otherwise due, General Agent and/or Selling Broker-Dealer shall reimburse PEN before the next commission cycle or within 10 business days from the date of mailing of a written demand for reimbursement, whichever is later.

PM reserves the right to terminate or amend this Schedule B by providing written notification to the Broker-Dealer. With the exception of the terms amended by this amendment, all other terms and conditions of the original Selling Agreement remain in full force and effect.

PM and PEN reserve the right to terminate or amend this schedule by providing written notification to the other parties in accordance with Section VI.G of the Selling Agreement.

Pacific Equities Network                    ____________________________________
                                                       (Selling Broker-Dealer)
By:      /s/GERALD W. ROBINSON              By:      ___________________________
            (Signature)                              (Signature)
Title:   President & C.E.O.                 Title:   ___________________________
Date:    ______________________________     Date:    ___________________________


Pacific Mutual Life Insurance Company       ____________________________________
                                                       (Selling General Agent)
By:      ______________________________     By:      ___________________________
           (Signature)                                 (Signature)
Title:   ______________________________     Title:   ___________________________
Date:    ______________________________     Date:    ___________________________

_______________________________________     ____________________________________
           (General Agent)                             (General Agent)

By:      ______________________________     By:      ___________________________
           (Signature)                                 (Signature)
Title:   ______________________________     Title:   ___________________________
Date:    ______________________________     Date:    ___________________________

_______________________________________     ____________________________________
           (General Agent)                             (General Agent)

By:      ______________________________     By:      ___________________________
           (Signature)                                 (Signature)
Title:   ______________________________     Title:   ___________________________
Date:    ______________________________     Date:    ___________________________